Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-199731 on Form S-8 of our report dated December 15, 2016, relating to the financial statements and financial statement schedule of the Kimball Electronics, Inc. Retirement Plan, appearing in this Annual Report on Form 11-K of Kimball Electronics, Inc. Retirement Plan for the year ended June 30, 2016.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Indianapolis, Indiana
December 15, 2016